EXHIBIT 10.2









                           ASSET ACQUISITION AGREEMENT


                                      AMONG


                    GOT PIZZA, INC., AN ILLINOIS CORPORATION,

                                       AND

                  BLUE MOON GROUP, INC., A DELAWARE CORPORATION




                            DATED: SEPTEMBER 1, 2004

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                               TABLE OF CONTENTS
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                                                                                                                PAGE

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BACKGROUND........................................................................................................1

ARTICLE I - SALE AND PURCHASE OF ASSETS...........................................................................1

         Section 1.01      Purchased Assets; Excluded Assets......................................................1
         Section 1.02      Assumed Obligations....................................................................2
         Section 1.03      Excluded Assets........................................................................3
         Section 1.04      Consideration..........................................................................3
         Section 1.05      Allocation of Purchase Price...........................................................3
         Section 1.06      Tax Consequences.......................................................................3

ARTICLE II - CLOSING; DOCUMENTS OF CONVEYANCE.....................................................................4

         Section 2.01      Closing................................................................................4
         Section 2.02      Actions to be Taken at the Closing.....................................................4
         Section 2.03      Prorations at Closing..................................................................4
         Section 2.04      Transfer of Possession.................................................................6
         Section 2.05      Utility Services.......................................................................6

ARTICLE III - INTENTIONALLY LEFT BLANK

ARTICLE IV- REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................6

         Section 4.01      Due Organization.......................................................................6
         Section 4.02      Capitalization, Etc....................................................................7
         Section 4.03      Financial Statements...................................................................7
         Section 4.04      Tax Matters............................................................................7
         Section 4.05      Insurance..............................................................................7
         Section 4.06      Legal Proceedings......................................................................7
         Section 4.07      Assets.................................................................................8
         Section 4.08      Blank..................................................................................8
         Section 4.09      Compliance with Laws...................................................................8
         Section 4.10      Guarantees.............................................................................8
         Section 4.11      Authority; Binding Nature of Agreement.................................................8
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         Section 4.12      Non-Contravention......................................................................8
         Section 4.13      Environmental Matters..................................................................9
         Section 4.14      Significant Customers; Material Contracts and Commitments.............................10
         Section 4.15      Employee Benefit Plans............................................................... 10
         Section 4.16      Intellectual Property.................................................................11
         Section 4.17      Software Licenses.....................................................................12
         Section 4.18      Full Disclosure.......................................................................12
         Section 4.19      Valid Issuance........................................................................12

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................12

         Section 5.01      Due Organization......................................................................12
         Section 5.02      Financial Statements..................................................................12
         Section 5.03      Tax Matters...........................................................................13
         Section 5.04      Insurance.............................................................................13
         Section 5.05      Legal Proceedings.....................................................................13
         Section 5.06      Assets................................................................................13
         Section 5.07      Real Property.........................................................................13
         Section 5.08      Compliance with Laws..................................................................13
         Section 5.09      Guarantees............................................................................13
         Section 5.10      Authority; Binding Nature of Agreement................................................14
         Section 5.11      Non-Contravention.....................................................................14
         Section 5.12      Environmental Matters.................................................................15
         Section 5.13      Significant Customers; Material Contracts and Commitments.............................15
         Section 5.14      Intellectual Property.................................................................16
         Section 5.15      Software Licenses.....................................................................16

ARTICLE VI - CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
AND BUYER........................................................................................................16

         Section 6.01      Accuracy of Representations...........................................................16
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         Section 6.02      Performance of Covenants..............................................................17
         Section 6.03      Consents..............................................................................17
         Section 6.04      Agreements and Documents..............................................................17
         Section 6.05      Additional Loans......................................................................17

ARTICLE VII - CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER......................................................17

         Section 7.01      Accuracy of Representations...........................................................17
         Section 7.02      Performance of Covenants..............................................................17
         Section 7.03      Consents..............................................................................17
         Section 7.04      Agreements and Documents..............................................................18

ARTICLE VIII - SURVIVAL OF REPRESENTATIONS AND
                     WARRANTIES; INDEMNIFICATION.................................................................18

         Section 8.01      Survival of Representations and Warranties............................................18
         Section 8.02      Seller Indemnity......................................................................18

ARTICLE IX - CONDUCT OF THE PARTIES AFTER CLOSING................................................................19

         Section 9.01      Cooperation...........................................................................19
         Section 9.02      Access to Books and Records...........................................................19
         Section 9.03      Use of Name...........................................................................19
         Section 9.04      Repayment of Obligations..............................................................19

ARTICLE X - MISCELLANEOUS........................................................................................20

         Section 10.01     144 Legend............................................................................20
         Section 10.02     Further Assurances....................................................................20
         Section 10.03     Fees and Expenses.....................................................................20
         Section 10.04     Attorneys' Fees.......................................................................20
         Section 10.05     Notices...............................................................................21
         Section 10.06     Severability..........................................................................21
         Section 10.07     Headings..............................................................................21
         Section 10.08     Counterparts..........................................................................21
         Section 10.09     Governing Law; Venue..................................................................21
         Section 10.10     Interpretation........................................................................22
         Section 10.11     Remedies Cumulative; Specific Performance.............................................22
         Section 10.12     Waiver................................................................................23
         Section 10.13     Amendments............................................................................23
         Section 10.14     Entire Agreement......................................................................23
         Section 10.15     Board Appointment.....................................................................23
         Section 10.16     Share Combination.....................................................................23
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                           SCHEDULES AND EXHIBITS
                           ----------------------


   EXHIBITS                          DESCRIPTION
   --------                          -----------
Exhibit A............................Certain Definitions
Exhibit B............................Lease Agreement
Exhibit C............................Allocation of Purchase Price
Exhibit D............................Bill of Sale and Assignment
Exhibit F............................Assumption and Release Agreement

   SCHEDULES                        DESCRIPTION
   ---------                        -----------

Schedule 1.01(a)...................Patents, Trademarks, and Applications
Schedule 1.01(c)...................Assets Purchased
Schedule 1.01(j)...................List of Leased Assets
Schedule 1.02......................Assumed Obligations
Schedule 4.02......................Share Restrictions, etc.
Schedule 4.03......................Financial Statement Exceptions

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                           ASSET ACQUISITION AGREEMENT
                           ---------------------------

         This Asset Acquisition Agreement (the "Agreement") is made as of the 1st day of September, 2004, by and among, BLUE MOON GROUP, Inc., a Delaware corporation (hereafter, "Buyer"), and GOT PIZZA, INC., an Illinois corporation (hereafter "Seller")

                                   BACKGROUND

         WHEREAS, the Seller is engaged in business as a restranteur; and

         WHEREAS, the Seller desires to sell substantially all of its assets and, under the terms and conditions set forth in this Agreement, the Buyer has agreed to purchase such assets and assume certain of the Seller's obligations; and

         WHEREAS, the Buyer, is a Delaware corporation engaged in holding various entertainment properties and subsidiaries, that desires to purchase the assets of the Seller;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties, and agreements contained herein, and intending to be legally bound, the Seller, the Buyer, and the Buyer agree as follows:

                                    ARTICLE I

                           SALE AND PURCHASE OF ASSETS

         Section 1.01 Purchased Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 2.01), Seller will sell to Buyer, and Buyer will purchase from Seller, the assets of Seller listed below (collectively, the "Purchased Assets"). The Purchased Assets will be purchased free and clear of all security interests, liens, restrictions, claims, encumbrances or charges of any kind ("Encumbrances"), except as provided herein. The Purchased Assets will include the following items:

                  (a) Intellectual Property. All trademarks and trademark applications, and all patents and patent applications, including specifically those set forth in Schedule 1.01(a), all goodwill associated therewith, and all computer software developed by Seller, including all documentation thereof and all other Intellectual Property (as defined in Section 4.16) of Seller, and all rights to use the name "Got Pizza, Inc.;"

                  (b) Promotional Rights. All marketing or promotional designs, brochures, advertisements, concepts, literature, books, media rights, rights against any other Person in respect of any of the foregoing and all other promotional properties, in each case primarily used or useful or developed or acquired by the Seller for use in connection with the ownership and operation of the Purchased Assets;

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                  (c) Assets Exhibit 1.01(c);

                  (d) Customer Lists and other Intangible Assets. All other intangible assets, including without limitation all customer lists, goodwill, "know-how," proprietary information and trade secrets relating to the Seller's business operations; and all manufacturers' warranties (including pending warranty claims) and manuals relating to the Purchased Assets;

                  (e) Seller's Deposits and Prepayments. All of the Seller's lease deposits on leases assumed by Buyer;

                  (f) Permits. All permits relating to the operation of Seller's business, to the extent such permits are transferable and whether or not all action necessary to effect such transfer has been taken prior to the Closing;

(g) Leases. All real property leases of Seller, to the extent such are assignable.

                  (h) Telephone and Facsimile Numbers. The right to use the telephone and facsimile machine numbers assigned to Seller's places of business in Illinois;

                  (i) Books and Records. Except as expressly set forth in
Section 1.03, all papers, documents, computerized databases and records of Seller relating to the Purchased Assets and its business operations, including without limitation all software design documents, source code, employer records and workers' compensation records relating to employees hired by the Buyer, sales records, marketing records, accounting and financial records, and maintenance and production records; and

                  (j) Claims Relating to Purchased Assets. All claims, causes of action, rights of recovery and rights of setoff of every type and kind relating to the Purchased Assets and all claims, causes of action, rights of recovery and rights of setoff of every type and kind relating to the Assumed Obligations (as defined in Section 1.02), in each case whether accruing before or after the Closing; provided, however, that the definition of Purchased Assets shall not include any items defined as Excluded Assets in Section 1.03.

         Section 1.02 Assumed Obligations. In consideration of Buyer's purchase of the Purchased Assets, subject to the terms and conditions set forth herein, on the Closing Date the Seller shall assign to the Buyer and the Buyer shall assume and discharge in a timely fashion all of the liabilities and obligations of the Seller set forth on Schedule 1.02 (hereafter collectively referred to as the "Assumed Obligations").

         Except as expressly set forth in this Section 1.02, the Buyer shall have no responsibility for any of the Seller's obligations (including contracts, leases, product warranties, purchase orders and liabilities of any type, kind or


                                       3
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nature), whether fixed, accrued, contingent or otherwise, and whether arising in contract, in tort, by violation of law, by operation of law, or otherwise, and all such obligations shall remain with the Seller and are herein referred to as the "Excluded Obligations."

         Section 1.03 Excluded Assets. The Purchased Assets shall not include any of the Seller's rights, privileges, title or interest in the following assets (hereafter referred to as the "Excluded Assets"):

                  (a) Books and Records. All of the Seller's minute books, stock books, tax returns and books and records directly relating to the Excluded Obligations and all of Seller's books and records except to the extent that such records relate to the intellectual property purchased hereunder;

                  (b) Rights Hereunder. All rights and claims of the Seller under this Agreement; and

                  (c) Contracts not Assigned. All rights of the Seller in, to and under those leases, purchase orders, contracts and other agreements not being assigned to the Buyer pursuant to Section 1.01.

                  (d) Tangible Personal Property. All of the tangible personal property leased to Seller pursuant to the terms of Section 1.0.1.

                  (e) Additional Cash. Seller's cash in excess of that specified in Section 1.01(c).

         Section 1.04 Consideration. In addition to the assumption of the Assumed Obligations, at the Closing, Buyer shall deliver to Seller 347,222 shares of Buyer's restricted common stock.

         Section 1.05 Allocation of Purchase Price. At or prior to the Closing, the Buyer and the Seller shall execute a written instrument in the form of Exhibit C setting forth by asset category and amount the mutually agreed allocation of the consideration being paid by the Buyer for the Purchased Assets. Each party agrees to report the purchase and sale contemplated herein on Internal Revenue Service Form 8594 and for all other federal and state tax purposes in accordance with such allocation.

         Section 1.06 Tax Consequences. For federal income tax purposes, the transactions contemplated hereby are intended to constitute a "reorganization" within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations, and each party is intended to be a "party to the reorganization" within the meaning of Section 368 of the Code.

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                                   ARTICLE II

                        CLOSING; DOCUMENTS OF CONVEYANCE

         Section 2.01 Closing. Subject to the satisfaction of the conditions set forth in Articles VI and VII, the purchase and sale contemplated hereby shall be consummated at a closing (referred to herein as the "Closing") to be held at the offices of Buyer in Tampa, Florida, on September 1, 2004 (the "Closing Date"). The purchase and sale shall be deemed effective for all purposes as of the close of business on the Closing Date (the "Effective Time").

         Section 2.02 Actions to be Taken at the Closing. At the Closing, the Parties will take the following actions and deliver the following documents:

                  (a) Seller will execute and deliver to Buyer a Bill of Sale and Assignment Agreement in substantially the form attached hereto as Exhibit D, together with such other instruments of conveyance and evidence of the transfer of title to the Purchased Assets from Seller to Buyer as Buyer may reasonably request.

                  (b) Buyer will deliver to Seller certificates representing 347,222 shares of Buyer's common stock in exchange for the Purchased Assets.

                  (c) Buyer will deliver to Seller in the Form in Exhibit 2.02(c) an agreement that in the event of insolvency of the Buyer through December 31, 2006 the Seller can return all common shares of the Buyer received by the Seller and repurchase all of the assets the Seller originally conveyed per Exhibit 1.01(c).

                  (d) Buyer will deliver to Seller an Assumption and Release Agreement in substantially the form of Exhibit F.

                  (e) Buyer and Seller will each deliver to the others (to the extent applicable), all consents and approvals (including, without limitation, resolutions and incumbency certificates of the directors and officers of each, and necessary minutes or resolutions of the stockholders of each) required for each party to enter into this Agreement and consummate the transactions described herein.

All instruments of conveyance shall be free of all Encumbrances except for any liens securing the Assumed Obligations and shall be in form and content reasonably acceptable to counsel for the Buyer and the Seller.

         Section 2.03 Prorations at Closing. All compensation (including vacation and sick pay accruals, as applicable), payroll and withholding taxes relating to the Seller's employees, including wages accrued but unpaid for the current payroll period (determined as of the Closing Date) shall be paid by the


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Buyer when due and shall be treated as an Assumed Obligation; provided, however, that Seller will pay the entire payroll for the period ending August 31, 2004. Seller will also pay all bills for ordinary accounts payable received prior to the Effective Time, and Buyer will pay all bills for ordinary accounts payable received after the Effective Time, not to exceed $10,000 in the aggregate, plus the Assumed Obligations. All other operating expenses and liabilities relating to the ownership and operation of the Purchased Assets attributable to the period ending at the Effective Time that are not Assumed Obligations shall be paid by the Seller as they fall due. The Assumed Obligations and all operating and other expenses relating to the ownership and operation of the Purchased Assets attributable to periods commencing on and after the Effective Time shall be the sole responsibility of the Buyer.

         Section 2.04 Transfer of Possession. Simultaneously with the Effective Time, the Seller shall give the Buyer full possession and enjoyment of the Purchased Assets.

         Section 2.05 Utility Services. On the Closing Date or as soon thereafter as practicable, the Seller and the Buyer will cooperate with each other to arrange to disconnect or obtain final readings with respect to all electricity, water, telephone, and other utilities, and to have such services reconnected in or otherwise transferred to the Buyer's name immediately thereafter.

                                   ARTICLE III

         Intentionally left blank

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         The Buyer represents and warrants to the Seller and covenants with the Seller, as follows:

         Section 4.01 Due Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted. Each subsidiary of Buyer is a corporation duly organized, validly existing and in good standing under the laws of its place of incorporation and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted.

         Section 4.02 Capitalization, Etc. The capitalization of Buyer consists of 50,000,000 shares of voting common stock, of which at Closing, less than 25,000,000 will be issued and outstanding and 5,000,000 shares of preferred stock, of which none are issued and outstanding. The relative rights and preferences of any of the preferred stock have not been established. All of the outstanding shares of Buyer's common stock have been duly authorized and validly issued, and are fully paid and non-assessable, and none of such shares is subject to any repurchase option or restriction on transfer, except as provided in Schedule 4.02. All of such shares have been issued in compliance with applicable securities laws. Except as provided in Schedule 3.04, there is no:
(i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire or otherwise relating to, any shares of the capital stock or other securities of Buyer; (ii) outstanding security,


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instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Buyer; (iii) contract under which Buyer is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Buyer.

         Section 4.03 Financial Statements. Buyer has delivered to Seller the following financial statements and notes (collectively, the "Buyer Financial Statements"): the audited consolidated balance sheet, income statement, and statement of cash flows of Buyer and its subsidiaries as of December 31, 2003, and the unaudited consolidated balance sheet, income statement, and statement of cash flows of Buyer and its subsidiaries as of June 30, 2004. The Buyer Financial Statements are accurate and complete in all material respects and present fairly the financial position of Buyer as of the dates thereof and the results of operations and cash flows of Buyer for the periods covered thereby. Except as disclosed on Schedule 4.03, there has been no material adverse change in Buyer's financial condition, business or properties since the date of the most recent Buyer Financial Statements. Except as disclosed on Schedule 4.03 attached hereto, neither Buyer nor any of its subsidiaries are liable for or subject to any liabilities, except for those liabilities reflected on the Buyer Financial Statements and not heretofore paid or discharged and those liabilities arising in the ordinary course of business consistent with past practice under any contract, commitment or agreement specifically disclosed on any Schedule to this Agreement.

         Section 4.04 Tax Matters. Except as set forth on Schedule 4.04, all Tax Returns required to be filed by or on behalf of Buyer or any of its subsidiaries with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the Closing Date (the "Buyer Returns") (i) have been or will be filed when due, and (ii) have been, or will be when filed, accurately and completely prepared in compliance with all applicable Legal Requirements.

         Section 4.05 Insurance. Buyer and each of its subsidiaries has maintained, and will maintain insurance coverage against liability, loss or casualty with respect to its operations. A description of all such policies is hereto attached as Schedule 4.05.

         Section 4.06 Legal Proceedings. Except as set forth on Schedule 4.06, there is no pending Legal Proceeding, and, to the best of the knowledge of Buyer, no Person has threatened to commence any Legal Proceeding: (i) that involves Buyer, any subsidiary of Buyer, or any of the assets owned or used by Buyer or its subsidiaries and which, if decided against Buyer or the subsidiaries, would have a Material Adverse Effect on the financial condition, business or properties of Buyer or the subsidiary; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

         Section 4.07 Assets. Buyer and its subsidiaries have good, valid and marketable title to all assets shown on the most recent Buyer Financial Statements, free and clear of any liens, except as disclosed on Schedule 4.07. Neither Buyer nor any of its subsidiaries has sold, transferred, assigned or conveyed any of its right, title and interest, or granted or entered into any


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option to purchase or acquire any of its right, title or interest, in and to any of its assets or its business since the date of the most recent Buyer Financial Statements. Neither Buyer nor any of its subsidiaries has purchased or acquired a material amount of assets or a line of business or entered into any agreement or option to purchase or acquire a material amount of assets or a line of business since the date of the most recent Buyer Financial Statements except as known between the parties on the Closing Date. No third party has any option or right to acquire Buyer's business or any of its assets or those of any of its subsidiaries.

         Section 4.08     Intentionally left blank

         Section 4.09 Compliance with Laws. To the best knowledge of Buyer, it and each of its subsidiaries has at all times conducted its business in compliance with all applicable laws, regulations, ordinances and other requirements of all Governmental Bodies (including applicable federal, state and local laws, rules and regulations respecting occupational safety and health standards). Buyer has not received any notice, advice, claim or complaint from any employee or Governmental Body that Buyer or any subsidiary has not conducted, or is not presently conducting, its business and operations in accordance with all applicable laws and other requirements of Governmental Bodies.

         Section 4.10 Guarantees. Neither Buyer nor any of its subsidiaries has guaranteed or pledged any assets with respect to any obligation or indebtedness of any Person or Entity.

         Section 4.11 Authority; Binding Nature of Agreement. Buyer has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; the execution, delivery and performance by Buyer of this Agreement have been duly authorized by all necessary action on the part of Buyer and its board of directors; and the approval of Buyer's shareholders is not required. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. At the Closing, Buyer will deliver to Seller such evidence of the authorization of its execution, delivery, and performance of this Agreement as Seller may reasonably request.

         Section 4.12 Non-Contravention. Neither (i) the execution delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) the provisions of the respective Articles of Incorporation or Bylaws of Buyer, or (ii) any resolution adopted by the shareholders or Board of Directors of Buyer;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or any Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain


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any relief under, any Legal Requirement or any order, writ, injunction, judgment, or decree to which Buyer or any of its subsidiaries, or any of the assets owned or used by it or them, is subject; or

                  (c) contravene, conflict with or result in a violation of, or breach of, or result in a default under, any provision of any Contract to which Buyer or any of its subsidiaries is a party, or give any Person the right to (i) declare a default or exercise any remedy under any such Contract, (ii) accelerate the maturity or performance of any such Contract, (iii) cancel, terminate or modify any such Contract.

Buyer is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of any of the transactions contemplated by this Agreement.

         Section 4.13      Environmental Matters.

                  (a) Buyer and each of its subsidiaries has complied with and is in compliance with all federal, state, local and foreign statutes (civil and criminal), common laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to it and its properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws"), including without limitation Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of hazardous wastes and hazardous substances (as such terms are currently defined in any applicable Environmental Law), except to the extent that noncompliance with any Environmental Law, either singly or in the aggregate, does not and would not have a Material Adverse Effect;

                  (b) Buyer and each of its subsidiaries has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle hazardous wastes and hazardous substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by Buyer and each of its subsidiaries where hazardous wastes or hazardous substances have been treated, stored, disposed of or otherwise handled, except to the extent that a failure to do so, either singly or in the aggregate, does not and would not have a Material Adverse Effect;

                  (c) There have been no releases or threats of releases (as defined in Environmental Laws) by Buyer or any of its subsidiaries from, in or on any property owned or operated by Buyer or any of its subsidiaries except as permitted by Environmental Laws or where such releases do not and would not have a Material Adverse Effect; and

                  (d) Buyer knows of no on-site or off-site location to which Buyer or any of its subsidiaries has transported or disposed of hazardous wastes and hazardous substances or arranged for the transportation of hazardous wastes


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and hazardous substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against Buyer or any of its subsidiaries for any clean-up cost, remedial work, damage to natural resources or personal injury, including without limitation any claim under United States environmental statutes, as amended.

         Section 4.14 Significant Customers; Material Contracts and Commitments.
Schedule 4.14 hereto contains an accurate list of (i) all significant customers of Buyer or its subsidiaries (i.e. those customers representing 5% or more of Buyer's consolidated revenues for the 12 months ending on the date of the most recent Buyer Financial Statements) and (ii) all material contracts, commitments, and leases to which Buyer or any of its subsidiaries is a party or by which it or its properties are bound (including without limitation contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements, and material employment contracts) (collectively, the "Buyer Material Contracts"). Except to the extent set forth on Schedule 4.14 hereto,
(i) none of Buyer's significant customers have canceled or substantially reduced or, to the knowledge of Buyer are currently attempting or threatening to cancel or substantially reduce their purchases of goods or services, (ii) Buyer and its subsidiaries have complied with its material commitments and obligations and are not in default under any of the Buyer Material Contracts and no notice of default has been received with respect to any thereof and (iii) there are no Buyer Material Contracts that were not negotiated at arm's length with third parties not affiliated with Buyer or any officer, director or stockholder of Buyer or its subsidiaries. No employees of Buyer or any of its subsidiaries are represented by any labor union or covered by any collective bargaining agreement and, to the best of Buyer's knowledge, no campaign to establish such representation is in progress. Buyer considers its relationship with its employees to be good.

         Section 4.15 Employee Benefit Plans. All employee benefit plans, programs and policies (whether formal or informal, and whether maintained for the benefit of a single individual or more than one individual) maintained or contributed to by Buyer or any of its subsidiaries for the benefit of any current or former employee of Buyer or its subsidiaries or in which such employees are entitled to participate are listed in Schedule 4.15 (the "Buyer Benefit Plans"), and copies of all such written plans and policies, written descriptions of all such oral plans and policies, and all other documentation relating to such plans and policies have been delivered or made available to Seller. Except as disclosed on Schedule 4.15: (i) each Buyer Benefit Plan and the administration thereof complies, and has at all times complied, in all material respects with the requirements of all applicable law; (ii) no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) has been brought against or with respect to any Buyer Benefit Plan; and (iii) all required contributions to Buyer Benefit Plans have been made, and all benefits accrued under any unfunded Buyer Benefit Plan will have been paid, accrued or otherwise adequately reserved in accordance with GAAP, and Buyer and each of its subsidiaries have performed all material obligations required to be performed under the Buyer Benefit Plans.

         Section 4.16 Intellectual Property.

                  (a) Buyer owns, free and clear of any Encumbrance, or has the valid right to use all Intellectual Property (as defined below) used by it and its subsidiaries in their respective businesses as currently conducted. Each employee of Buyer or any of its subsidiaries who created any of Buyer's or its subsidiaries' Intellectual Property and each independent contractor engaged by Buyer or any of its subsidiaries who created any of Buyer's or its subsidiaries' Intellectual Property has assigned to Buyer or its subsidiaries all of such employee's or contractor's right, title and interest in such Intellectual Property. No other Person (other than licensors of software that is generally commercially available, licensors of Intellectual Property under the agreements disclosed pursuant to paragraph (c) below and non-exclusive licensees of Buyer's Intellectual Property in the ordinary course of Buyer's business) has any rights to any of the Intellectual Property owned or used by Buyer or its subsidiaries, and, to Buyer's knowledge, no other person or entity is infringing, violating or misappropriating any of the Intellectual Property that Buyer or any of its subsidiaries owns or has an exclusive license to use. For purposes of this Agreement, "Intellectual Property" means all (i) patents and patent applications, (ii) copyrights, and registrations thereof, (iii) mask works and registrations and applications for registration thereof, (iv) computer software, data and documentation, (v) trade secrets and confidential business information, whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) trademarks, service marks, trade names, domain names and applications and registrations therefor and (vii) other proprietary rights relating to any of the foregoing.

                  (b) None of the activities or business conducted by Buyer and none of the Intellectual Property owned or used by Buyer or any of its subsidiaries (other than "off-the-shelf" generally commercially available software) infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property of any other person or entity. Buyer has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation.

                  (c) Except as set forth on Schedule 4.16, there are no agreements with any Person pursuant to which Buyer obtains rights to Intellectual Property material to the business of Buyer or any of its subsidiaries (other than software that is generally commercially available) that is owned by a party other than Buyer. Other than license fees for software that is generally commercially available, Buyer is not obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license of any of its Intellectual Property.

                  (d) Buyer has taken reasonable precautions (i) to protect its rights in its and its subsidiaries' Intellectual Property and (ii) to maintain the confidentiality of its and its subsidiaries' trade secrets, know-how and other confidential Intellectual Property, and to Buyer's knowledge, there have been no acts or omissions by the officers, directors, employees and agents of Buyer or its subsidiaries, the result of which would be to materially compromise the rights of Buyer or its subsidiaries to apply for or enforce appropriate legal protection of Buyer's or its subsidiaries' Intellectual Property.

         Section 4.17 Software Licenses. Buyer has all necessary licenses to use all material third-party software used in Buyer's business, and Buyer's use of third-party software does not infringe the rights of any Person.

         Section 4.18 Full Disclosure. This Agreement, and all documents delivered by Buyer to Seller in connection with the transactions contemplated herein, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading.

         Section 4.19 Valid Issuance. The Buyer common stock to be issued and delivered pursuant to the transactions contemplated herein will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and non-assessable. Buyer intends to issue the Buyer common stock and Buyer intends to deliver the Buyer common stock in reliance on exemptions from registration and qualification under various federal and state securities laws. In the event such exemptions are determined not to be available, Buyer will make a good-faith effort to cure any noncompliance by undertaking to register or qualify the Buyer common stock issued hereunder by filing a registration statement that includes the Buyer common stock on or before December 31, 2004.

                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants, to and for the benefit of Buyer and Buyer as follows as of the date hereof and as of the Closing Date:

         Section 5.01 Due Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has all necessary power and authority to conduct its business in the manner in which its business is currently being conducted.

         Section 5.02 Financial Statements. Seller has delivered to Buyer the following financial statements and notes (collectively, the "Seller Financial Statements"): the unaudited balance sheets, income statements, and statements of cash flows and shareholders' equity of Seller as of December 31, 2003 and August 31, 2004. The Seller Financial Statements are accurate and complete in all material respects and present fairly the financial position of Seller as of the dates thereof and the results of operations and cash flows of Seller for the period covered thereby. Except as disclosed on Schedule 5.02, there has been no material adverse change in Seller's financial condition, business or properties since the date of the most recent Seller Financial Statements. Except as reflected on the Seller Financial Statements or otherwise disclosed on the Schedules attached hereto, Seller is not liable for or subject to any liabilities not heretofore paid or discharged and those liabilities arising in the ordinary course of its business consistent with past practice.

         Section 5.03 Tax Matters. Except as set forth on Schedule 5.03, all Tax Returns required to be filed by or on behalf of Seller with any Governmental Body with respect to any transaction occurring or any taxable period ending on or before the Closing Date (the "Seller Returns") (i) have been timely filed or are not yet due, and (ii) have been accurately and completely prepared in compliance with all applicable Legal Requirements.

         Section 5.04 Insurance. Seller has maintained, and will maintain through the Closing Date, insurance coverage against liability, loss or casualty with respect to the operations of Seller. A description of all such policies is hereto attached as Schedule 5.04.

         Section 5.05 Legal Proceedings. Except as set forth on Schedule 5.05, there is no pending Legal Proceeding, and, to the best of the knowledge of Seller, no Person has threatened to commence any Legal Proceeding: (i) that involves Seller or any of the assets owned or used by Seller and which, if decided against Seller, would have a Material Adverse Effect on the financial condition, business or properties of Seller; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

         Section 5.06 Assets. Seller has, and will have at the Closing, good, valid and marketable title to all of the Purchased Assets, free and clear of any liens, except as disclosed on Schedule 5.06. Seller has not sold, transferred, assigned or conveyed any of its right, title and interest, or granted or entered into any option to purchase or acquire any of its right, title or interest, in and to any of the Purchased Assets or its business. No third party has any option or right to acquire Seller's business or any of the Purchased Assets.

         Section 5.07 Real Property. Seller owns no real property. Schedule 5.07 includes a complete list of the real property leased by Seller ("Seller Leased Real Property"). Seller has a valid leasehold interest in the Seller Leased Real Property and will deliver to Buyer at Closing a certificate confirming that such leases are in full force and effect.

         Section 5.08 Compliance with Laws. To the best knowledge of Seller, it has at all time conducted its business in compliance with all applicable laws, regulations, ordinances and other requirements of all Governmental Bodies (including applicable federal, state and local laws, rules and regulations respecting occupational safety and health standards). Seller has not received any notice, advice, claim or complaint from any employee or Governmental Body that Seller has not conducted, or is not presently conducting, its business and operations in accordance with all applicable laws and other requirements of Governmental Bodies.

         Section 5.09 Authority; Binding Nature of Agreement. Subject only to the approval of its shareholders, Seller has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Seller of this Agreement has been duly authorized by all necessary action on the part of Seller and its board of directors. Subject to the approval of Seller's shareholders, this Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. At the Closing, Seller will deliver to Buyer such evidence of the authorization of Seller's execution, delivery, and performance of this Agreement as Buyer may reasonably request.

         Section 5.10 Non-Contravention. Neither (i) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (ii) the consummation of any of the transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

                  (a) contravene, conflict with or result in a violation of (i) any of the provisions of Seller's articles of incorporation or bylaws, or (ii) any resolution adopted by Seller's shareholders or Board of Directors;

                  (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Seller, or any of the Purchased Assets is subject; or

                  (c) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Seller Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Seller Contract, (ii) accelerate the maturity or performance of any Seller Contract, or (iii) cancel, terminate or modify any Seller Contract.

Except for the required shareholder approval, Seller is not and will not be required to make any filing with or given any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of any of the transactions contemplated by this Agreement, except to the extent the consent of third parties may be required in connection with the assignment of the Purchased Assets and the Assumed Obligations and Leased Obligations.

         Section 5.11 Environmental Matters.

                  (a) Seller has complied with and is in compliance with all Environmental Laws, including without limitation Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of hazardous wastes and hazardous substances (as such terms are currently defined in any applicable Environmental Law), except to the extent that noncompliance with any Environmental Law, either singly or in the aggregate, does not and would not have a Material Adverse Effect;

                  (b) Seller has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle hazardous wastes and hazardous substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by Seller where hazardous wastes or hazardous substances have been treated, stored, disposed of or otherwise handled, except to the extent that a failure to do so, either singly or in the aggregate, does not and would not have a Material Adverse Effect;

                  (c) There have been no releases or threats of releases (as defined in Environmental Laws) by Seller at, from, in or on any property owned or operated by Seller except as permitted by Environmental Laws or where such releases do not and would not have a Material Adverse Effect; and

                  (d) Seller knows of no on-site or off-site location to which Seller has transported or disposed of hazardous wastes and hazardous substances or arranged for the transportation of hazardous wastes and hazardous substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against Seller for any clean-up cost, remedial work, damage to natural resources or personal injury, including without limitation any claim under United States environmental statutes, as amended.

         Section 5.12 Significant Customers; Material Contracts and Commitments.
Schedule 5.13 hereto contains an accurate list of all material contracts, commitments, leases, instruments, agreements, licenses or permits to which Seller is a party or by which it or its properties are bound (including without limitation contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements, employment contracts, and employee benefit plans) (collectively, the "Seller Material Contracts"). Except to the extent set forth on Schedule 5.13 hereto, (i) Seller has complied with its material commitments and obligations and is not in default under any of the Seller Material Contracts and no notice of default has been received with respect to any thereof and (ii) there are no Seller Material Contracts that were not negotiated at arm's length with third parties not affiliated with Seller or any officer, director or stockholder of Seller. Seller is not bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employees of Seller are represented by any labor union or covered by any collective bargaining agreement and, to the best of Seller's knowledge, no campaign to establish such representation is in progress. Seller considers its relationship with its employees to be good.

         Section 5.13      Intellectual Property.

                  (a) Seller owns, free and clear of any Encumbrance, or has the valid right to use all Intellectual Property (as defined in Section 4.16) used by it in its business as currently conducted. Each employee of Seller who created any of Seller's Intellectual Property and each independent contractor engaged by Seller who created any of Seller 's Intellectual Property has assigned to Seller all of such employee's or contractor's right, title and interest in such Intellectual Property. No other Person (other than licensors of software that is generally commercially available, licensors of Intellectual Property under the agreements disclosed pursuant to paragraph (c) below and non-exclusive licensees of Seller's Intellectual Property in the ordinary course of Seller's business) has any rights to any of the Intellectual Property owned or used by Seller, and, to Seller's knowledge, no other Person or Entity is infringing, violating or misappropriating any of the Intellectual Property that Seller owns or has an exclusive license to use.

                  (b) None of the activities or business conducted by Seller and none of the Intellectual Property owned or used by Seller (other than "off-the-shelf" generally commercially available software) infringes, violates or constitutes a misappropriation of (or in the past infringed, violated or constituted a misappropriation of) any Intellectual Property of any other person or entity. Seller has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation.

                  (c) Except as set forth on Schedule 5.14, Seller has no agreements with any Person pursuant to which Seller obtains rights to Intellectual Property material to the business of Seller (other than software that is generally commercially available) that is owned by a Person other than Seller. Other than license fees for software that is generally commercially available, Seller is not obligated to pay any royalties or other compensation to any third party in respect of its ownership, use or license of any of its Intellectual Property.

(d) Seller has taken reasonable precautions (i) to protect its rights in its Intellectual Property and (ii) to maintain the confidentiality of its trade secrets, know-how and other confidential Intellectual Property, and to Seller's knowledge, there have been no acts or omissions by the officers, directors, employees and agents of Seller, the result of which would be to materially compromise the rights of Seller to apply for or enforce appropriate legal protection of Seller's Intellectual Property.

         Section 5.14 Software Licenses. Seller has all necessary licenses to use all material third-party software used in Seller's business, and Seller's use of third-party software does not infringe the rights of any Person.

         Section 5.15 Full Disclosure. This Agreement, and all documents delivered by Seller to Buyer and Buyer in connection with the transactions contemplated herein, do not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or
(ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein and therein not false or misleading. Buyer and Buyer have completed their due diligence investigation of Seller.

                                   ARTICLE VI

             CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER AND BUYER.
             ------------------------------------------------------

         The obligations of Buyer and Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

         Section 6.01 Accuracy of Representations. Each of the representations and warranties made by Seller in this Agreement and in each of the other agreements and instruments delivered to Buyer and Buyer in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made on the Closing Date.

         Section 6.02 Performance of Covenants. Each covenant or obligation that Seller is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         Section 6.03 Consents. All Consents required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

         Section 6.04 Agreements and Documents. Buyer shall have received a certificate executed by Seller containing the representation and warranty of Seller that each of the representations and warranties set forth in Article V is accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Article VI have been duly satisfied.

         Section 6.05 Additional Loans. Intentionally left blank.

                                   ARTICLE VII

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

         Section 7.01 Accuracy of Representations. Each of the representations and warranties made by Buyer and Buyer in this Agreement and in each of the other agreements and instruments delivered to Seller in connection with the transactions contemplated by this Agreement shall have been accurate in all respects as of the date of this Agreement, and shall be accurate in all respects as of the Closing Date as if made on the Closing Date.

         Section 7.02 Performance of Covenants. All of the covenants and obligations that Buyer or Buyer is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all respects.

         Section 7.03 Consents. All Consents required to be obtained in connection with the transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect.

         Section 7.04 Agreements and Documents. Seller shall have received a certificate executed by each of Buyer and Buyer, and containing the representation and warranty of each that each of the representations and warranties set forth in Articles III and IV are accurate in all material respects as of the Closing Date as if made on the Closing Date and that the conditions set forth in Article VII have been duly satisfied.

                                  ARTICLE VIII

                           SURVIVAL OF REPRESENTATIONS
                         AND WARRANTIES; INDEMNIFICATION

         Section 8.01 Survival of Representations and Warranties. All of the representations and warranties of Buyer and Seller contained in this Agreement shall survive the Closing and shall continue for a period of one year following the Closing Date.

         Section 8.02 Seller Indemnity. Subject to the provisions of Section
8.04 hereof, Seller shall defend, indemnify and hold harmless Buyer (and their respective directors, officers, employees, agents, affiliates, successors and assigns) from and against any and all demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, damages (including without limitation punitive, exemplary or consequential damages, lost income and profits, interruptions of business and diminution in the value of stock), liabilities, costs, and expenses of any kind (including without limitation (i) interest, penalties and reasonable attorneys' fees and expenses,
(ii) attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and (iii) consultants' fees and other costs of defending or investigating any claim hereunder), whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by Buyer or its directors, officers, employees, agents, affiliates, successors or assigns by reason of, resulting from, arising out of, based upon, awarded or asserted against or otherwise in respect of:

                  (a) any period or periods of Seller ending prior to the Closing and which involve any claims against Seller, or their respective properties or assets, relating to actions or inactions of Seller or its officers, directors, shareholder, employees or agents prior to Closing, or the operation of the business of Seller prior to the Closing unless such liability relates to an Assumed Obligation;

                  (b) any breach of any representation and warranty contained in this Agreement or any misrepresentation in or omission on the part of Seller contained in any certificate furnished or to be furnished to Buyer by Seller pursuant to this Agreement; and

                  (c) the remedy and right of recovery for any indemnity claim covered hereby shall be limited to the recovery by Buyer of the consideration paid hereunder. The indemnity herein contained shall expire one year following the Closing; provided, however, that if an indemnity claim is asserted prior to such expiration date, but is contested or otherwise not resolved at such expiration date, this indemnity shall expire with respect to such claim only upon resolution of the claim.

                                   ARTICLE IX

                      CONDUCT OF THE PARTIES AFTER CLOSING

         Section 9.01 Cooperation. The Buyer and the Seller will cooperate upon and after the Closing Date in effecting the orderly transfer of the Purchased

Assets to the Buyer. Without limiting the generality of the foregoing, the Seller, at the request of the Buyer without additional consideration, will execute and deliver from time to time such further instruments of assignment, conveyance and transfer, will sign any documents necessary or useful to ensure that all of the right, title and interest in and to the Purchased Assets vests in the Buyer, will cooperate in the conduct of litigation and the processing and collection of insurance claims, and will take such other actions as may reasonably be required to convey and deliver to the Buyer more effective title to the Purchased Assets, or to confirm and perfect the Buyer's title thereto, as contemplated by this Agreement.

         Section 9.02 Access to Books and Records. As long as the Buyer retains any books and records of Seller's business acquired by the Buyer hereunder, it will provide the Seller with reasonable access during customary business hours to such books and records and as long as the Seller retains the books and records of the Seller's business retained by the Seller hereunder, it will provide the Buyer with reasonable access during customary business hours to such books and records. Prior to the disposal of any such books and records by any party hereto, such party shall provide 60 days' prior written notice to the other party and shall relinquish possession of such books and records to such other party upon receipt of a written request therefor within the 60-day time period.

         Section 9.03 Use of Name. The Seller shall discontinue the use its name or any derivation thereof effective upon the Closing Date. Promptly after the Closing Date, the Seller shall change its corporate name to a name other than "GOT PIZZA, INC." or any derivation thereof.

         Section 9.04 Repayment of Obligations. The Seller agrees to pay all of the Seller's liabilities and obligations (other than the Assumed Obligations) by either: (a) paying such liabilities and obligations in full as they come due,
(b) entering into arrangements acceptable to the obligees of such liabilities and obligations for the repayment of such liabilities and obligations, or (c) reserving sufficient assets (in Seller's business judgment) to pay contingent or disputed claims. The Seller agrees that, so long as any of the Seller's liabilities and obligations (other than the Assumed Obligations) existing on the Closing Date or arising thereafter remain unpaid, the Seller will not make any dividend or distribution with respect to the Seller's capital stock from any reserved assets, but Seller will otherwise make such distributions as are appropriate to comply with its Plan of Liquidation and Dissolution.

                                    ARTICLE X

                                  MISCELLANEOUS

         Section 10.01 144 Legend. To the extent required by law, the securities of Buyer to be issued hereunder shall be characterized as "restricted securities" for purposes of Rule 144 under the Securities Act, and each certificate representing any of such shares shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

To the extent permitted by law, Buyer will permit the shareholders of Seller to tack the Rule 144 holding period on to the shares of Buyer common stock to be issued and delivered hereunder.

         Section 10.02 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at, or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

         Section 10.03 Fees and Expenses. All fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred in the future by any party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) any investigation and review conducted by such party of the other party's business (and the furnishing of information in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement,
(c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the transactions contemplated hereby shall be paid: (i) by Buyer, if incurred by Buyer; and (ii) by Seller, if incurred by Seller.

         Section 10.04 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

         Section 10.05 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to Buyer or Buyer:

                           BLUE MOON GROUP, Inc.
                           513 Franklin St.
                           Tampa, FL 33431
                           Attention: President

                  if to Seller:

                           GOT PIZZA, INC.

                           -------------------------

                           -------------------------
                           Attention:  President

         Section 10.06 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         Section 10.07 Headings. The Section headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

         Section 10.08 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

         Section 10.09 Governing Law; Venue.

                  (a) This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Florida (without giving effect to principles of conflicts of laws).

                  (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought in or otherwise commenced in any state or federal court located in Hillsborough County, Florida. Each party to this Agreement:

                           (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in Hillsborough County, Florida in connection with any such legal proceeding;

                           (ii) agrees that each state and federal court located in Hillsborough County, Florida shall be deemed to be a convenient forum; and

                           (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in Hillsborough County, Florida, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

         Section 10.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by any party. Seller's shareholders are intended third-party beneficiaries hereof, but there are no other intended third-party beneficiaries hereof.

         Section 10.11 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

         Section 10.12     Waiver.

                  (a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

                  (b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

         Section 10.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

         Section 10.14 Entire Agreement. This Agreement and the attached Exhibits and Schedules sets forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.

         Section 10.15     Board Appointment.  Intentionally left blank.

         Section 10.16     Share Combination.  Intentionally left blank.

         The parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

                          BLUE MOON GROUP, INC. a Delaware corporation



                          By:
                             --------------------------------------------
                          Its:



                          GOT PIZZA, INC., an Illinois corporation



                          By:
                             -------------------------------------------
                          Its:

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


         For purposes of the Agreement (including this Exhibit A):

         CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including from a Governmental Body).

         CONTRACT. "Contract" shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, or legally binding commitment or undertaking of any nature.

         ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

         GOVERNMENTAL BODY. "Governmental Body" shall mean any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city, local or other political subdivision.

         LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitute, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

         MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on a Person if such violation or other matter (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement or in any Closing Certificate but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) would have a material adverse effect on such Person's business, condition, assets, liabilities, operations, financial performance or prospects.

         PERSON. "Person" shall mean any individual, Entity or Governmental
Body.

         TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

         TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                    EXHIBIT C



                          ALLOCATION OF PURCHASE PRICE



Asset Category                                       Allocated Amount
--------------                                       ----------------
Equipment                                                    $80,000
Leasehold Improvements                                        20,000
Goodwill                                                      25,000

                                    EXHIBIT D

                           BILL OF SALE AND ASSIGNMENT

         KNOW ALL MEN BY THESE PRESENTS THAT, for value received, the undersigned, GOT PIZZA, INC., an Illinois corporation ("Seller"), does hereby sell, assign, convey and transfer unto BLUE MOON GROUP, INC., a Delaware corporation ("Buyer"), all of Seller's right, title and interest in and to the personal property more particularly described on Exhibit "A" attached hereto and made a part hereof.

         Seller hereby warrants to Buyer, its successors and assigns, that Seller is the rightful owner of the property conveyed; that Seller is conveying to Buyer good and merchantable title to all of the property conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature; and that Seller (and Seller's successors and assigns) will warrant and defend this sale against the claims and demands of all persons whomsoever.

         Seller hereby covenants and agrees that it will, at the request of Buyer and without further consideration, execute and deliver, and will cause its employees to execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other action as may be reasonably necessary to vest in Buyer, its successors and assigns, good and merchantable title to the property conveyed, free and clear of all liabilities, obligations, claims, and encumbrances of any kind or nature and to put Buyer in control and possession thereof.

         Seller does hereby irrevocably constitute Buyer, its successors and assigns, as Seller's true and lawful attorney-in-fact, with full power of substitution, in Seller's or Buyer's name, to claim, demand, collect and receive the property conveyed.

         This instrument shall be binding on Seller and its successors and assigns, and shall inure to the benefit of Buyer and its successors and assigns.

         Dated this 1st day of September, 2004.


                                         SELLER:

                                         GOT PIZZA, INC.


                                         By:
                                            ------------------------------
                                         Its:

                                   EXHIBIT "A"

                                    EXHIBIT F

                        ASSUMPTION AND RELEASE AGREEMENT


         This is an Agreement dated this 1ST day of September, 2004, between BLUE MOON GROUP, INC., a Delaware corporation (""BMOO) and GOT PIZZA, INC., an Illinois corporation ("GP").

                                   BACKGROUND

         BMOO and GP are parties to an Asset Acquisition Agreement ("Asset Agreement") pursuant to which GP has sold substantially all its assets to BMOO. BMOO has agreed to assume certain indebtedness owed by GP and others. In consideration of the foregoing, and of the covenants herein contained herein, the parties agree as follows:

                                    AGREEMENT

         1. Recitals. The foregoing recitals, entitled "Background," are incorporated herein by reference.

         2. Assumption. For Ten Dollars ($10.00) in hand paid and other good and valuable considerations, the receipt of which is hereby acknowledged, BMOO does hereby assume and agree to pay and perform in accordance with their respective terms all obligations relating to the Assumed Obligations (as that term is defined in the Asset Agreement) owed to any Person (as that term is defined in the Asset Agreement).

         3. Indemnity. For Ten Dollars ($10.00) in hand paid and other good and valuable considerations, the receipt of which is hereby acknowledged, BMOO does hereby agree to protect, defend, indemnify, and hold GP harmless from and against and with respect to any loss, liability, claim, demand, suit, action, or proceeding directly or indirectly arising out of or connected with, or incurred as a result of any of the Assumed Obligations. This indemnity also includes all costs, attorneys' fees, and expenses incurred by GP as a result of the making of any of the claims hereby indemnified against; provided, however, that if BMOO assumes the defense of any claim, it shall not be liable for attorneys' fees thereafter incurred by GP. If any liability, suit, action or claim that is or may be subject to this indemnity shall be asserted against GP, it shall promptly notify BMOO and BMOO shall undertake to defend, settle or compromise such matter. GP shall fully cooperate with BMOO in any such defense. If BMOO fails to undertake to defend, compromise, or settle such matter within twenty (20) days after receipt of notice thereof, GP may take such actions as they deem appropriate with respect to the liability, suit, action, or claim. Upon ascertainment by GP of any loss, compromise, or settlement for any matter hereby indemnified against, or upon entry of a final judgment against GP with respect to any such matter, BMOO shall be liable to GP for the amount of such loss, settlement, compromise, or judgment, plus, in each case, attorneys' fees, costs, and expenses incurred by GP attributable thereto. If GP becomes aware of any liability, suit, action, or claim that is subject to this indemnity and fails to promptly notify BMOO of the existence and nature thereof, or if GP fails to fully cooperate with the defense thereof, the indemnity herein contained shall be deemed waived.

         4. Release. For Ten Dollars ($10.00) in hand paid and other good and valuable considerations, the receipt of which is hereby acknowledged, BMOO does hereby release GP from any and all liabilities and obligations under the GP Notes.

         5. Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Florida, excluding those provisions relating to the resolution of conflicts of laws of different jurisdictions if the application of such provisions would cause this Agreement to be governed by, construed, or enforced in accordance with the laws of a jurisdiction other than Florida.

         6. Headings. The headings contained in this Agreement have been inserted for convenient reference, are not a part hereof, and shall not affect the meaning or interpretation of the terms hereof.

         7. Amendment. This Agreement may not be amended, modified, or supplemented, except by a written instrument signed by the party against whom enforcement of any amendment, modification, or supplement is sought. No waiver of any provision of this Agreement shall be effective unless in writing, signed by the party against whom the effect of the waiver is to be charged. A waiver of any breach of this Agreement shall not be considered a waiver of any subsequent breach.

         8. Construction. As used herein, words denoting the masculine gender shall be deemed inclusive of the feminine and neuter, and words of singular number shall be deemed to include the plural, and vice-versa. Capitalized terms not defined herein shall have the meanings ascribed to them in the Asset Agreement.

         9. Notices. All notices, demands, or other communications hereunder shall be in writing and shall be deemed effective (i) upon actual receipt if delivered by courier, facsimile transmission or regular U.S. Mail; (ii) one business day after deposit with a national overnight delivery service; or
  (iii) three (3) business days after mailing by certified or registered mail to the parties at their respective addresses set forth below:

Each party may change its address for the giving of notice as provided in this paragraph.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement this 1st day of September, 2004.



                       GOT PIZZA, INC., an Illinois corporation


                       By:
                          ------------------------------------------------
                       Its:
                           -----------------------------------------------

                       BLUE MOON GROUP, INC.., a Delaware corporation


                       By:
                          ------------------------------------------------
                       Its:
                           ------------------------------------------------

                                SCHEDULE 1.01(a)

                      PATENTS, TRADEMARKS, AND APPLICATIONS

                                 SCHEDULE 101(C)

                                ASSETS PURCHASED

                                SCHEDULE 1.01(j)

                              LIST OF LEASED ASSETS

                                  SCHEDULE 1.02
                               ASSUMED OBLIGATIONS

Buyer will assume the following obligations of Seller and no others:

                                  SCHEDULE 4.02

                            SHARE RESTRICTIONS, ETC.

                                  SCHEDULE 4.03

                         FINANCIAL STATEMENT EXCEPTIONS
None.

                                  SCHEDULE 4.04

                                 TAX EXCEPTIONS

Federal and state income tax returns for FYE 2002 are unfiled. Extensions have been procured.

                                  SCHEDULE 4.05

                                    INSURANCE
None.

                                  SCHEDULE 4.06

                                LEGAL PROCEEDINGS

                                  SCHEDULE 4.07

                             LIENS AND ENCUMBRANCES

None.

                                  SCHEDULE 4.08

                              REAL PROPERTY LEASES
None.

                                  SCHEDULE 4.14

                               MATERIAL CONTRACTS

                                  SCHEDULE 4.15

                             EMPLOYEE BENEFITS PLANS
None.

                                  SCHEDULE 4.16

                        INTELLECTUAL PROPERTY EXCEPTIONS
None.

                                  SCHEDULE 5.02

                         FINANCIAL STATEMENT EXCEPTIONS
None.

                                  SCHEDULE 5.03

                                 TAX EXCEPTIONS

                                      None

                                  SCHEDULE 5.04

                                    INSURANCE

GP maintains a hazard insurance policy having coverage limits of $2,000,000 (blanket premises), and $200,000 (personal property), and supplementary coverages. GP maintains a commercial and products liability policy having coverage limits of $5,000,000 (aggregate). GP also maintains workers' compensation and employer liability policies in each state where it is required to do so.

                                  SCHEDULE 5.05

                                LEGAL PROCEEDINGS
None.

                                  SCHEDULE 5.06

                             LIENS AND ENCUMBRANCES

                                  SCHEDULE 5.07

                              REAL PROPERTY LEASES

                                  SCHEDULE 5.13

                               MATERIAL CONTRACTS

                                  SCHEDULE 5.14

                        INTELLECTUAL PROPERTY EXCEPTIONS